Exhibit 99.3

                    [FORM OF AMERICAN CAPITAL LETTERHEAD]

Mr. Robert McDaniel
Chief Executive Officer
IGI, Inc.
848 Webster Highway
Temple, NH 03084

Dear Mr. McDaniel,

      Under the terms of section 7.1(i)(i) the Note and Equity Purchase Agreement dated October 24, 1999, between IGI, Inc. ("IGI") and American Capital Strategies, Ltd. ("ACAS"), ACAS has the right to nominate one member to the IGI board of directors. Accordingly, ACAS hereby nominates John W. Freal as its representative on the IGI board of directors.

      Please take all necessary steps to seat Mr. Freal as a member of the board as soon as possible. All compensation payable to IGI board members should be paid directly to ACAS directly on the same terms as paid to current IGI board members.

      Thank you for your prompt attention to this matter.


                                       Sincerely,

                                       /s/ Adam Blumenthal

                                       Adam Blumenthal
                                       President

cc:   Samuel Flax
      John Freal